Exhibit 32.1

Certification Pursuant to 18 U.S.C. § 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Harman International Industries, Incorporated (the “Company”) for the period ended March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: April 28, 2016

/S/ DINESH C. PALIWAL
Name:	Dinesh C. Paliwal
Title:	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ SANDRA E. ROWLAND
Name:	Sandra E. Rowland
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.